CPI AEROSTRUCUTURES, INC. 8-K

Exhibit 16.1

April 24, 2025

United States Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read the statements made by CPI Aerostructures, Inc. under Item 4.01 of its Form 8-K dated April 24, 2025. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of CPI Aerostructures, Inc. contained therein.

Very truly yours,

/s/ Marcum llp

Marcum llp